UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 30, 2008

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 30, 2008, Black Box Corporation of Pennsylvania (“BBCPA”) and Norstan, Inc. (“Norstan” and together with BBCPA, the “Borrowers”), each wholly-owned subsidiaries of Black Box Corporation (“Parent”), Parent and certain subsidiaries owned, directly or indirectly, by Parent (collectively, with Parent, the “Guarantors” and together with the Borrowers, the “Loan Parties”) entered into a revolving senior credit facility (the “Loan Facility”) in the form of a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Citizens Bank of Pennsylvania, as administrative agent (“Agent”), and certain other lender parties (together with the Agent, the “Lenders”).
     Borrowings under the Loan Facility are permitted up to a maximum amount of $350,000,000, including up to $20,000,000 of swingline loans and $25,000,000 of letters of credit. The Loan Facility may be increased by Borrowers up to an additional $100,000,000 with the approval of the Lenders and may be unilaterally and permanently reduced by Borrowers to not less than the then outstanding amount of all borrowings (including letters of credit and swingline loans) under the Loan Facility upon not less than 10 business days written notice.
     Initial borrowings under the Loan Facility were used to refinance the existing credit facility of Borrowers. Borrowings under the Loan Facility may also be used for acquisitions, to provide Parent funds for the repurchase of its common stock and for other general corporate purposes.
     The Loan Facility is unsecured, but is guaranteed by Parent and all of Parent’s directly and indirectly owned subsidiaries that are incorporated (or organized) under the laws of the District of Columbia or under the laws of any state or commonwealth of the United States.
     Interest on outstanding indebtedness under the Loan Facility currently accrues, at the Company’s option, at a rate based on either: (a) the greater of (i) the prime rate per annum of Agent then in effect and (ii) 0.50% plus the rate per annum announced by the Federal Reserve Bank of New York as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day or (b) a rate per annum equal to the LIBOR rate plus 0.50% to 1.125% (determined by a leverage ratio based on the Parent’s consolidated EBITDA).
     The Loan Facility matures on January 30, 2013 and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants applicable to the Loan Parties.
     Conditions precedent to the effectiveness of the Loan Facility and the initial borrowing were satisfied on January 31, 2008. Conditions precedent to any subsequent borrowings or issuances of letters of credit include (i) Borrowers will have given appropriate notice of such loan or letter of credit, (ii) each of the representations and warranties made by each Loan Party in the Loan Facility will be true and correct in all material respects, both before and after giving effect to the requested loans or letters of credit, (iii) no potential default or event of default has occurred and is continuing on such date or after giving effect to the loans or letters of credit requested and (iv) neither the making nor use of the loans nor the issuance of the letters of credit will cause any Lender to violate or conflict with any law.

     The affirmative covenants of the Loan Facility include, among others, (i) delivery of annual and quarterly financial statements, including an opinion of independent accountants in the case of the annual statements, certain consolidating financial information, financial compliance certificates, annual projections and other information requested by a Lender, (ii) notice of the happening of certain events, including, a potential default or event of default, a material adverse change, any pending or threatened suit that may result in a material adverse effect, any material violation or default by a Loan Party of or under any agreement or instrument material to its business or a change of control, (iii) maintenance of insurance, (iv) payment of taxes and other governmental charges, (v) maintenance of corporate status, (vi) maintenance of properties, (vii) compliance with laws, organizational documents and contractual obligations, (viii) maintenance of books and records and system of internal controls, (ix) use of proceeds, (x) continuation of same or related line of business, (xi) no change in fiscal year and (xii) each future domestic subsidiary of Parent is obligated to become a guarantor within 90 days after becoming a domestic subsidiary of Parent.
     The negative covenants of the Loan Facility include, among others, restrictions (with certain exceptions) on the ability of any Loan Party (or its subsidiaries): (i) to create, incur, assume or suffer to exist any lien on its property, (ii) to create, incur, assume or suffer to exist any indebtedness, (iii) to guarantee any indebtedness, (iv) make any investments in parties other than Loan Parties, (v) to make any distribution or dividend or to repurchase its stock if a potential default or an event of default is continuing, (vi) to repurchase or redeem Parent’s capital stock, without the prior written consent of the Lenders, if the Parent’s leverage ratio (after taking into consideration the payment made to repurchase the stock) exceeds 2.75 to 1.0 or the availability to borrow under the Credit Facility is less than $20,000,000, (vii) to engage in certain sale-leaseback, synthetic lease or similar transactions, except in amounts not in excess of $10,000,000 or as otherwise permitted under the Loan Facility, (viii) to merge with or into another person, liquidate or dissolve, acquire all or substantially all of the assets of any going concern or going line of business or acquire all or a substantial portion of another person’s assets not in the ordinary course of business, provided that so long as no event of default or potential default has occurred and is continuing (or will exist after giving effect to the acquisition), the Loan Parties or their subsidiaries are permitted to make acquisitions in certain circumstances, including acquisitions in their line of business if after such acquisition the availability under the Loan Facility is greater than $20,000,000 (however, certain acquisitions would require the approval of the Lenders based on the amount of consideration paid in the acquisition), (ix) to sell, convey, assign, lease, transfer, abandon or otherwise dispose of any of its properties, except in the ordinary course of business and other select instances, (x) to allow any of its subsidiaries that are not Loan Parties to deal with any Loan Party except in the ordinary course of business on terms no less favorable to the Loan Party than it would otherwise receive in an arm’s length transaction, (xi) to make any capital expenditures while a potential default or an event of default is continuing, (xii) to enter into an agreement that prohibits the making of a distribution or dividend to Lenders, the incurrence of additional indebtedness or the granting of a lien on the property of such Loan Party, (xiii) to cause Borrowers to amend, modify or supplement the License Agreement between BBCPA and BB Technologies, Inc., with an effective date of April 1, 2007, as amended from time to time, in a manner that would be materially disadvantageous to the Borrowers or (xiv) to enter into an agreement restricting it from: (a) making any distribution, dividend or other payment on the stock owned by Borrowers in any subsidiary of Borrowers, (b) paying any indebtedness, obligations or liabilities owed by Borrowers or any subsidiary of Borrowers, (c) making loans or advances to Borrowers or any subsidiary of Borrowers or (d)

transferring any of its properties or assets to Borrowers or any subsidiary of Borrowers, except in certain circumstances.
     The Loan Facility also obligates the Loan Parties to satisfy the following financial covenants:
     Leverage. As of the last day of each fiscal quarter, the Consolidated Leverage Ratio shall not be greater than 3.0 to 1.0 for each fiscal quarter ending after the closing, calculated in accordance with the terms contained in the Loan Facility.
     Interest Coverage. As of the last day of each fiscal quarter, the Consolidated Interest Coverage Ratio shall not be less than 3 to 1.0, calculated in accordance with the terms contained in the Loan Facility.
     The Loan Facility also contains customary events of default, including, among others, breaches of representations and warranties, the failure to comply with material covenants, a default on other indebtedness in excess of $5,000,000, a change of control of Parent, a material adverse effect has occurred or the failure of Parent to own, directly or indirectly, 100% of the outstanding stock of Borrowers.
     The foregoing description of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement filed as Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement dated as of January 30, 2008 by and among Black Box Corporation of Pennsylvania and Norstan, Inc., as Borrowers, the Guarantors, the Lenders and Citizens Bank of Pennsylvania, as Administrative Agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: February 5, 2008	By:	/s/ Michael McAndrew
Michael McAndrew
Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement dated as of January 30, 2008 by and among Black Box Corporation of Pennsylvania and Norstan, Inc., as Borrowers, the Guarantors, the Lenders and Citizens Bank of Pennsylvania, as Administrative Agent